Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: October 15, 2025

R01 FUND LP

By:	/s/ Michael Kazley
Michael Kazley, Principal

R01 CAPITAL LLC

By:	/s/ Michael Kazley
Michael Kazley, Managing Member

R01 CAPITAL MANAGER LLC

By:	/s/ Michael Kazley
Michael Kazley, Managing Member

MICHAEL KAZLEY

By:	/s/ Michael Kazley
Michael Kazley